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                                                                  Exhibit (k)(v)

                                EXPENSE ARRANGEMENT

                                                                  March 28, 2005

                          CSFB ALTERNATIVE CAPITAL, INC.
   CSFB ALTERNATIVE CAPITAL MULTI-STRATEGY OFFSHORE INSTITUTIONAL FUND, LDC
    CSFB ALTERNATIVE CAPITAL EVENT DRIVEN OFFSHORE INSTITUTIONAL FUND, LDC CSFB ALTERNATIVE CAPITAL LONG/SHORT EQUITY OFFSHORE INSTITUTIONAL FUND, LDC
   CSFB ALTERNATIVE CAPITAL TACTICAL TRADING OFFSHORE INSTITUTIONAL FUND, LDC
    CSFB ALTERNATIVE CAPITAL RELATIVE VALUE OFFSHORE INSTITUTIONAL FUND, LDC

     This letter is to confirm an expense arrangement entered into between CSFB Alternative Capital, Inc. (the "Adviser") and each of CSFB Alternative Capital Multi-Strategy Offshore Institutional Fund, LDC, CSFB Alternative Capital Event Driven Offshore Institutional Fund, LDC, CSFB Alternative Capital Long/Short Equity Offshore Institutional Fund, LDC, CSFB Alternative Capital Tactical Trading Offshore Institutional Fund, LDC and CSFB Alternative Capital Relative Value Offshore Institutional Fund, LDC (each a "Fund LDC"). The Adviser agrees to:

1. Bear and pay all organizational costs associated with the formation of each Fund LDC; and

2. Bear and pay any and all ongoing costs associated with the operation and maintenance in good standing of a Fund LDC.


                                         Very truly yours,

                                         CSFB ALTERNATIVE CAPITAL, INC.

                                         By: /s/ James H. Vos
                                         --------------------
                                         Name: James H. Vos
                                         Title: Managing Director

Accepted and agreed to on behalf of each Fund LDC
By As a managing member of the respective Fund LDC, CSFB Alternative Capital Multi-Strategy Institutional Fund, LLC CSFB Alternative Capital Event Driven Institutional Fund, LLC
    CSFB Alternative Capital Long/Short Equity Institutional Fund, LLC CSFB Alternative Capital Tactical Trading Institutional Fund, LLC CSFB Alternative Capital Relative Value Institutional Fund, LLC

By:  /s/ Stacie Yates
     ----------------
Name: Stacie Yates
Title: Secretary